Exhibit 4.10

                             SUBSCRIPTION AGREEMENT
                                      FOR
                     MEDISCIENCE TECHNOLOGY CORP.(OTC-MDSC)

If you are interested in purchasing shares ("Shares") of the common stock (the Common Stock") of Mediscience Technology Corp. (the "Company"), you must:

      a)    complete this Subscription Agreement (the "Agreement");

      b)    provide a check or money order (unless a wire transfer is being sent) made payable to "Mediscience Technology Corp. for deposit only to / Solomon Smith Barney Account No. 715-17097"

      c)    deliver both the Agreement and payment to:

                  Agent: Peter Katevatis Esquire
                Address: 2318 Perot Street
                         Philadelphia, Penna 19130

The Company may accept or reject any subscription you tender, in whole or in part. This means that the Company may allocate to you a smaller number of Shares than you subscribed to purchase. If accepted by the Company, then this Agreement will constitute your subscription for ____share/s of Mediscience non-interest bearing convertible preferred, with each individual dollar investment to be no less than $25,000 for each of a total of forty (60) but not less than twenty
(20) MTC CP. Shares. Each non-interest bearing convertible preferred share on conversion equal to (100,000 shares of unregistered MTC common valued at $.25 cents per share).

NOTE: The execution and delivery of, and the performance by the Company of its obligations under, the subscription agreements and PPM documents, including the offer, issuance, sale and delivery of the non-interest bearing convertible preferred, are within the Company's corporate power, (The issuer has 50,000 Preferred shares authorized with none outstanding as of this date except for the sixty to be issued as a result of this transaction), have been duly authorized by all necessary corporate action, do not require approval of any government body, agency or official and do not and will not, conflict with, violate or contravene, or constitute a default under, any applicable law or regulation, but will require corporate action as follows:

Assuming a total of $1.5 Million dollars invested, the Company on conversion of all sixty MTC CP shares will be obligated to issue a total of six million shares which will require the Company's best efforts, without guarantee of shareholder approval, in conducting a timely shareholder meeting and securing the approval for an appropriate increase in the NJ Article/Certificate of Incorporation authorized Common shares increase from 40 million to 200 million. Common shares outstanding of the Company's most recent 10-Q see EDGAR SEC filings dated
Oct 14, 2003 was: 39,372,753

                                     NOTICE

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK (SEE RISK FACTORS) AND IS SUITABLE ONLY FOR THOSE PERSONS WHO CAN MEET MINIMUM INVESTOR SUITABILITY STANDARDS (SEE TERMS OF OFFERING). THE UNITS ARE NOT READILY TRANSFERABLE AND SHOULD ONLY BE PURCHASED FOR LONG-TERM INVESTMENT. ACCORDINGLY, EACH INVESTOR MUST DEMONSTRATE THAT HE HAS THE ABILITY TO EVALUATE THIS OFFERING.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL OR BUSINESS ADVICE. EACH INVESTOR SHOULD CONSULT HIS PERSONAL COUNSEL, ACCOUNTANT, AND OTHER ADVISORS AS TO LEGAL, ECONOMIC AND RELATED, MATTERS CONCERNING THE INVESTMENT DESCRIBED HEREIN AND ITS SUITABILITY FOR HIM/HER

THE COMPANY SHALL MAKE AVAILABLE TO EACH INVESTOR, OR HIS AGENT, DURING THIS OFFERING AND PRIOR TO THE SALE OF ANY UNITS, THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY CONCERNING ANY ASPECT OF THE INVESTMENT AND TO OBTAIN ANY ADDITIONAL INFORMATION NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THESE MEMORANDUM, TO THE EXTENT THE COMPANY POSSESS SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE.

SALES OF THESE UNITS CAN BE CONSUMMATED ONLY BY THE COMPANY'S ACCEPTANCE OF OFFERS BY PROSPECTIVE INVESTORS. THIS MEMORANDUM CONSTITUTES SUCH A SOLICITATION FOR AN OFFER ONLY IF THE PROSPECTIVE INVESTOR'S NAME APPREARS ON THE COVER PAGE

THE UNITS ARE OFFERED SUBJECT TO PRIOR SALE, WHEN, AS, AND IF DELIVERED TO AND ACCEPTED BY THE COMPANY AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERES BY COUNSEL AND CERTAIN OTHER CONDITIONS. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTIONS IN WHOLE OR PART.

SALES BY THE COMPANY OF THE UNITS ARE MADE IN RELIANCE ON EXEMPTIONS FROM REGISTRATION CONTAINED IN THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND APPLICABLE STATE SECURITIES LAWS. THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SAID ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY AN INVESTOR UNLESS SO REGISTERED, OR UNLESS IN THE OPINION OF COUNSEL FOR THE COMPANY SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR ANY SAID LAW. ACCORDINGLY THE TRANSFERABILITY OF THE UNITS IS SEVERELY LIMITED. NO MARKET MAY DEVELOP FOR THE UNITS, UNITS NEEDING LIQUIDITY SHOULD NOT BE PURCHASED BECAUSE SUCH INVESTORS MAY BE UNABLE TO LIQUIDATE THEIR INVESTMENT QUICKLY OR ON ACCEPTABLE TERMS, IF AT ALL, IF THEY DESIRE TO DO SO (SEE RISK FACTORS)

                        NOTICE TO CONNECTICUT RESIDENTS

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BANKING COMMISSIONER OF THE STATE OF CONNECTICUT NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL

THE UNITS HAVE NOT BEEN REGISTERED UNDER SECTION 36-485 OF THE CONNECTICUT UNIFORM SECURITIES ACT BUT WILL BE SOLD IN RELIANCE ON THE EXEMPTION OF SUCH REGISTRATION SET FORTH IN SECTIONS 36-490(b)(9)(A) OF SAID ACT AND REGULATIONS PROMULGATED THEREUNDER. THE SAID SHARES CANNOT BE RESOLD WITHOUT REGISTRATION UNDER SECTION 36-485 OF SAID ACT OR AN EXCEPTION FROM REGISTRATION PURSUANT TO
SECTION 36-490 OF SAID ACT.

                          NOTICE TO FLORIDA RESIDENTS

THE SECURITIES REFERRED TO IN THIS MEMORANDUM WILL BE SOLD TO, AND ACQUIRED BY,

THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SUCH ACT IN THE STATE OF FLORIDA AND, UNLESS THE SECURITIES ARE REGISTERED, THEY MAY NOT BE OFFERED FOR SALE OR RESOLD UNLESS THEY ARE REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION FLORIDA RESIDENTS SHALL HAVE THE PRIVILEDGE OF VOIDING THE PURCHASE WITHIN 3 DAYS OF THEIR TENDERING OF ANY CONSIDERATION FOR THEIR PURCHASE OR THEIR RECEIVING NOTICE OF SUCH PRIVILEDGE WHICHEVER OCCURS LATER TO ACCOMPLISH THE FOREGOING, THE SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY INDICATING HIS INTENTION TO WITHDRAW. THE LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD DAY. IF THE SUBSCRIBER SENDS A LETTER IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED.

                         NOTICE TO NEW JERSEY RESIDENTS

THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE NEW JERSEY BUREAU OF SECURITIES OR THE DEPARTMENT OF LAW AND PUBLIC SAFETY OF THE STATE OF NEW JERSEY PRIOR TO ITS ISSUANCE AND USE. NEITHER THE ATTORNEY GENERAL, OR THE STATE OF NEW JERSEY NOR THE BUREAU OF SECURITIES HAS PASSED ON OR ENDORSED THE MERITS OF THIS MEMORANDUM, OR THE PRIVATE OFFERING CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                          NOTICE TO NEW YORK RESIDENTS

THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL, OF THE STATE OF NEW YORK HAS PASSED ON OR ENDORSED THE MERITS OF THIS MEMORANDUM, OR THE PRIVATE OFFERING CONTAINED HEREIN. ANY REPRESENTATIONS TO THE CONTRARY ARE UNLAWFUL.

The minimum subscription is $25,000 for one share of Mediscience non-interest bearing preferred. You should pay by check, money order or wire transfer payable to "Mediscience Technology Corp. for deposit only to /Solomon Smith Barney Account No 715-17097 Corporate Account." If the Company rejects your subscription in whole, the Company will return this Agreement and your payment.

If the Company accepts your subscription in whole or in part, a copy of this Agreement will be returned to you as your receipt. This will confirm your subscription and indicate how much of your subscription the Company has accepted. All proceeds of the Offering will be held in an a Mediscience Corporate Account at Solomon Smith Barney Account No. 715-17097

When the Company sells its Minimum Subscription, the funds held in the Solomon Smith Barney Corporate Account will be disbursed to the Company and non-interest bearing convertible preferred share certificates will be issued through MTC's transfer agent Registrar and Transfer Co. One Mediscience Technology Corp. non-interest bearing convertible preferred share certificate for each $25,000 dollars invested.

If the Company accepts only part of your subscription, the Company will return the unused portion of your payment to you with interest, if any. If the Minimum Subscription is not sold or waived by Mediscience prior to the Termination Date of the Offering, then all deposits will be returned to subscribers with interest earned, if any.

You irrevocably submit this Agreement for the purchase of _____ Mediscience Technology non-interest bearing convertible preferred stock certificates at $25,000 per Share. With this Agreement, you also submit payment in the amount of $________ __ ($25,000 per Share) for the Share/s subscribed.

In connection with this investment, you represent to the Company that:

a. Before submitting payment for the Shares, you received the Company's Disclosure Document (including SEC 10-K 2003), and have reviewed all Mediscience Technology 10-QSB filings to date January 13, 2004

b.    You are a resident of ______________,____________. (State) (Country)

      (If the Offering has not been qualified or registered in that jurisdiction or is not exempt from the registration requirements in that jurisdiction, your subscription will not be accepted.)

c. The Social Security number or taxpayer identification number that you included in this Agreement is your true, correct and complete identification number.

d. You are not subject to backup withholding of interest or dividends by the Internal Revenue Service.

The Shares should be registered as follows:

      Name: _________________________________________

As (check one):

___ Individual                       ___ Tenants-in-Common
___ Partnership                      ___ Joint Tenants
___ Corporation                      ___ Trust
___ Minor with adult custodian       ___ Other
    Under the Uniform Gift
    to Minors Act

Individual(s) Registration:


______________________________________      ____________________________________
Investor No. 1 (print name above)           Investor No. 2 (print name above)


______________________________________      ____________________________________
Street (residence address)                  Street (residence address)

______________________________________      ____________________________________
City        State           Zip             City          State         Zip


______________________________________      ____________________________________
Home Phone                                  Home Phone


______________________________________      ____________________________________
Social Security Number                      Social Security Number


______________________________________      ____________________________________
Date of Birth                               Date of Birth


______________________________________      ____________________________________
Signature                                   Signature


______________________________________      ____________________________________
Date                                        Date

Entity (Not Individual) Registration:

On behalf of the entity named below, you represent that you have full power and authority to execute this Agreement. You also represent that investment in the Company is not prohibited by any of the governing documents of the entity.


Name of Entity

By: __________________________________      ____________________________________
    Signature of trustee, partner or        Date
    authorized officer

Title:________________________________


______________________________________      ____________________________________
Street Address                              Taxpayer ID Number


______________________________________      ____________________________________
City           State          Zip           Telephone

ACCEPTED BY MEDISCIENCE TECHNOLOGY CORP. FOR ______ SHARE/S OF MEDISCIENCE TECHNOLOGY CORP. non-interest bearing convertible preferred, with each individual dollar investment to be no less than $25,000 for each of a total of forty (60) but not less than twenty (20) MTC non-interest bearing convertible preferred shares. Each non-interest bearing convertible preferred share equal to (100,000 shares of unregistered MTC common on conversion valued at $.25 cents per share).


By: __________________________________          Date:___________________________

Title: Chairman/CEO
Mediscience Technology Corp.
Cherry Hill NJ

                                  THE OFFERING

Amount of Investment:                   Up to an aggregate of $1,500,000
                                        offered to outside Investors.

Type of Security:                       Callable, non-interest bearing
                                        Convertible Preferred shares, with
                                        investment to be no less than $25,000
                                        for each share convertible at the
                                        discretion of the company into 100,000
                                        shares of Mediscience common. ("The
                                        "Offering").

Number of Units Offered:                Up to 60 Units. The Units are being
                                        offered on a "best efforts - all or
                                        none" as to 20 Units and a "best
                                        efforts" basis as to the remaining 20
                                        Units.

Price Per Unit:                         $25,000 ("Purchase Price").

Minimum Proceeds:                       $500,000.

Valuation of the Company:               Pre-Money $12,000,000 @ $.30 cents per
                                        share
                                        Post-Money $15,000,000+ assuming $.30
                                        cents per share

Capitalization of the                   o     Mediscience Technology Corp.
Company:                                      ("MDSC) currently owns 100% of all
                                              Preferred shares, of the Company.
                                              (50,000 authorized 10-K 2003)

                                        o     After proposed financing MDSC
                                              would retain 49,940 while
                                              investors will own 60, if all 60
                                              Units are sold.

Rights, Preferences, Privileges         Description: MTC management can at any
and Restrictions:                       time and for any reason immediately
                                        after the next MTC shareholder meeting
                                        without notice to the investor convert
                                        all 60 MTC CP shares issued into a
                                        total of SIX Million MTC common or
                                        100,000 shares on each of the 60 MTC
                                        CP shares. On such event MTC will
                                        deliver the MTC common to each
                                        investor through MTC agent Registrar
                                        and Transfer Co. canceling the
                                        converted MTC CP as a matter of
                                        record.

                                        (Callable non-interest bearing
                                        Convertible Preferred shares, with
                                        investment to be no less than $25,000
                                        for each share convertible at the SOLE
                                        discretion of the company into 100,000
                                        shares of Mediscience common. ("The
                                        "Offering")

                                        (1)   Liquidation Preference and
                                              Dissolution Rights: In the event
                                              of any liquidation of the Company,
                                              the Unit holders shall be entitled
                                              to receive, as a preference to the
                                              holders of MTC Common Shares, an
                                              amount ("Liquidation Preference")
                                              equal to the Original Purchase
                                              Price only. The close of a
                                              transaction or series of
                                              transactions in which more than
                                              80% of the voting power of the
                                              Company is disposed of to a single
                                              person or group of affiliated
                                              persons, or the consolidation or
                                              merger of the Company with or into
                                              any other corporation or
                                              corporations, or the sale of all
                                              or substantially all of its assets
                                              shall be deemed to be a
                                              liquidation.


                                       I

Transfer Restrictions: none             The Series A are transferable.

Right of First Offer:                   In the event MTC offers another PPM
                                        Unit, each investor of this PPM shall
                                        have the opportunity to purchase a pro
                                        rata percentage of Units in the new
                                        offering, based on the holder's
                                        percentage ownership interest in the
                                        Company. This right is not transferable.

Use of Proceeds:                        The proceeds from the sale of the Series
                                        A Units will be used, at the discretion
                                        of the Company's management, to fund the following activities:

                                        --------------------------------------------------------
                                        Recruit/Retain Management and Staff         $  250,000
                                        --------------------------------------------------------
                                        Clinical Development of PhotonX(TM)
                                        {Cervical)                                  $  200,000
                                        --------------------------------------------------------
                                        PhotonX(TM) (Cervical, etc.) Prototypes     $  200,000
                                        --------------------------------------------------------
                                        Regulatory, Medical and Scientific          $  200,000
                                        Affairs
                                        --------------------------------------------------------
                                        Market Research: The Adoption Equation      $  100,000
                                        --------------------------------------------------------
                                        Other Working Capital & Closing Fees        $  550,000
                                        --------------------------------------------------------
                                        TOTAL                                       $1,500,000
                                        --------------------------------------------------------

Risk Factors:                       The Units are speculative and involve a
                                    high degree of risk. Only those
                                    investors who can bear the risk of loss
                                    of their entire investment should
                                    invest. Investment Risk Factors are
                                    profiled in the Confidential Investment
                                    Summary and/or Private Placement
                                    Memorandum distributed to each Investor.

Investor Suitability:               The Units are suitable for those
                                    investors whose business and investment
                                    experience, either alone or together
                                    with an experienced advisor, makes them
                                    capable of evaluating the merits and
                                    risks of a potential investment in the
                                    Company and who can afford the loss of
                                    their entire investment and have no need for liquidity in their investment.

Expenses:                           The Company and the Investors shall each
                                    be responsible for their own expenses in connection with this Unit financing.

Closing: An initial closing shall be held following receipt into escrow of the Minimum Proceeds and additional closings shall be held thereafter during the offering period as subscriptions for at least $100,000 are received and cleared in the escrow account. The Final Closing is expected to occur no later than January 15, 2003, unless extended at the discretion of Mediscience Technology ("Placement Agent") in 30 day increments. The closing of the transaction, if all conditions are met, is expected to occur on or before February 1st, 2004 (the "Closing
                                    Date").

                                    Capital contributions accepted prior to
                                    closing will be deposited in an
                                    interest-bearing escrow account at
                                    Solomon Smith Barney administered by
                                    Peter Katevatis Esq. Counsel to the
                                    Company.

Conditions of Closing:              The closing for the purchase and sale of
                                    the Units will be conditioned upon
                                    execution of final, binding agreements
                                    in
                                   compliance with applicable securities
                                   laws.

Investment Banker to the           THM Group, LLC 161 North Franklin Turnpike,
Company:                           Suite 204
                                   Ramsey, New Jersey 07446 USA
                                   Phone: (201) 818-0050 Fax: (201) 825-3178
                                   Email: mengelhart@thmgroupllc.com
                                   Attn:  Michael W. Engelhart

Shelf Registration                 It is understood and agreed that MTC will
                                   file an SEC resale shelf registration S-3 for no less than four million shares within a period of 6 months or sooner.

Associate Counsel to the           Warshaw Burstein Cohen Schlesinger &
Company:                           Kuh, LLP
                                   555 Fifth Avenue, 11th Floor
                                   Attn Peter Hirshfield Esq.
                                   New York, New York 10017 USA
                                   Phone: (212) 984-7836
                                   Fax:   (646) 349-1665
                                   Email: phirshfield@wbcsk.com

                           Forward-Looking Statements

All statements other than statements of historical fact included in this Memorandum, including, without limitation, statements under "Risk Factors" and "Business" regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this Memorandum, words such as "anticipate," "believe," "estimate," "plans," "expect," "intend" and similar expressions, as they relate to Mediscience Technology Corp. or the management of the corporate organization, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as those disclosed under "Risk Factors," including, but not limited to, our plans to develop our PhotonX(TM) products, engage in pre-clinical testing and clinical trials, seek FDA approval, develop manufacturing/marketing alliances, pricing pressures, finance and administrative functions, competitive factors and, changes in legal and regulatory requirements, general economic conditions and our planned use of the proceeds of this Offering. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.

                          MEDISCIENCE TECHNOLOGY CORP.

                  ACCREDITED INVESTOR SUITABILITY QUESTIONNAIRE

THIS QUESTIONNAIRE IS TO BE COMPLETED AND DELIVERED TO MEDISCIENCE TECHNOLOGY CORP. WITH THE DELIVERY OF A SUBSCRIPTION AGREEMENT

INSTRUCTIONS:

If the answer to any questions is "None" or "Not Applicable", please state so.

Your answers will, at all times, be kept strictly confidential; however, each organization which agrees to purchase any Units of the Company and agrees that the Company may present this Questionnaire to such persons as they deem appropriate in order to insure themselves that the offer and sale of Units of the Company (sometimes referred to as the "CP") to you will not result in violation of the exemption from registration under the Securities Act of 1933, as amended, and the securities laws of certain states, which is being relied upon by the Company in connection with the sale.

                         (Print or type your responses)

1.    Name: ____________________________________________________________________

      Date of birth or year of organization: ___________________________________

2.    Home address or, of other than an individual, principal office address:___

         _______________________________________________________________________

         _______________________________________________________________________

3.    I am subscribing for __________ Units.

4.*   Employer:_________________________________________________________________

      Nature of Business:_______________________________________________________

      Position:_________________________________________________________________

      Nature of duties:_________________________________________________________

      Business address:_________________________________________________________

      Business telephone number:________________________________________________

5. In the case of any individual investor, I am an accredited investor (as defined in Rule 501 of Regulation D) because I certify that (check each appropriate description):

* This question is to be answered if the investor is an individual.

      (a)  _____  I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000.(1)

      (b)  _____  I am a natural person who had individual income exceeding
                  $200,000 in 2001 and 2002 and I have a reasonable expectation of reaching the same income level in 2003.(2)

      (c)  _____  I am a natural person who had joint income with my spouse exceeding $300,000 in 2001 and 2002 and I have a reasonable expectation of reaching the same income level in 2003, as defined above.

      (d)  _____  I am a director or executive officer of the Company.
                  (Executive officer means the president, any vice president in charge of a principal business unit, division or function, such as sales, administration or finance, or any other person who persons similar policy-making functions for the Company.)
----------

      (1) For purposes of this item, "individual net worth" means the excess of total assets at fair market value, including home and personal property (and including property owned by a spouse), over total liabilities.

      (2) For purposes of this questionnaire, "individual income" means individual annual adjusted gross income, as reported for Federal income tax purposes, plus (i) the amount of any tax-exempt interest income received, (ii) the amount of losses claimed as a limited partner in a limited partnership, (iii) any deduction claimed for depletion, (iv) amounts contributed to an IRA or Keogh retirement plan, (v) alimony paid and (vi) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended.


                                      2-B

6. In the case of any partnership, corporation, trust and other entity investor, the undersigned certifies (check one):

      (a)(3)______    The investor certifies that each equity owner of the
                      investor is an accredited investor and that each such equity owner has completed an Accredited Investor
                      Suitability Questionnaire certifying that he, she or it meets one of the following five conditions of accreditation:

            (i) The equity owner of the investor is a natural person who had an individual income (exclusive of any income attributable to his or her spouse) in excess of $200,000 (or joint income with that of his spouse in excess of $300,000) in each of 2001 and 2002 and reasonably and fully expects to have an individual income in excess of $200,000 (or joint income with that of his spouse in excess of $300,000) in 2003. "Individual income" is defined in item 5(b) above;

            (ii) The equity owner is a natural person who has an "individual net worth" (or who, with his or her spouse has a combined individual net worth) in excess of $1,000,000. "Individual net worth" is defined in item 5(a) above;

            (iii) The equity owner is, or is a director or executive officer of, the Company;

            (iv)      The equity owner is either (i) a bank as defined in
                      Section 3(a)(2) of the Act whether acting in its individual or fiduciary capacity; (ii) an insurance company as defined in Section 2(13) of the Act; (iii) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; (iv) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or (v) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
                      Section 3(21) of such Act, which such plan fiduciary is either a bank, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or

            (v) The equity owner is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

      (b)______ The investor certifies that it is either (a) a bank as defined in Section 3(a)(2) of the Act whether acting in its individual or fiduciary capacity; (b) an insurance company as defined in Section 2(13) of the Act; (c) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act; (d) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; or (e) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
                      Section 3(21) of such Act, and the plan fiduciary is either a bank, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000.
----------

      (3) An investor initialing this paragraph must provide a questionnaire from each of its equity owners. If the investor is a trust, only a trust which is revocable and which may be amended at the sole discretion of its grantor is eligible to qualify as an accredited investor under this item 6(a). The grantors of the trust are deemed to be the equity owners of the trust and each grantor must provide a questionnaire.

      (c)______ The investor certifies that it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

      (d)______ The investor certifies that the investor is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring Securities with total assets exceeding $5,000,000.

      (e)______ The investor certifies that the investor is a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring Securities with total assets exceeding $5,000,000.

      (f)______ The investor certifies that the investor is a trust, not formed for the specific purpose of acquiring Securities, with total assets exceeding $5,000,000 and whose purchase is directed by a "sophisticated person", as defined in Rule 506(b)(2)(ii) of Regulation D.

The undersigned certifies that the foregoing responses are true, complete and accurate to the best of the undersigned's knowledge and belief. The undersigned will provide such further information as may be requested by the Company to verify this response. The undersigned will notify the Company in writing regarding any material change to this response prior to the closing of the purchase of the Securities. Absent such notification, the issuance of Securities in the name of the undersigned shall be deemed to be an automatic affirmation by the undersigned of the truth and accuracy of the statements and information set forth above.


________________        ________________________________________________
Date                       Type or Print Name of Prospective Investor

                        ________________________________________________
                              Signature of Prospective Investor


                                      4-B